EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Sec. 1350

In connection with the filing by Government Properties Income Trust (the “Company”) of the Quarterly Report on Form 10-Q for the period ended September 30, 2014 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Barry M. Portnoy	/s/ Adam D. Portnoy
Barry M. Portnoy Managing Trustee	Adam D. Portnoy Managing Trustee

/s/ David M. Blackman	/s/ Mark L. Kleifges
David M. Blackman President and Chief Operating Officer	Mark L. Kleifges Treasurer and Chief Financial Officer

Date:    October 30, 2014